Exhibit (g)(4)

                        AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of April 28, 2000 by and between Artisan Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 7, 1995 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the series described on Schedule I hereto subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.    THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      -----------------------------------------

3.1.  DEFINITIONS
      -----------

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets, as defined below, in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories, as defined below, operating in the country); prevailing or developing

                                       1



custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Portfolio's behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.  DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      -------------------------------------------------------

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section
(b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

3.3.  COUNTRIES COVERED.
      ------------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager with such notice to the Fund as is reasonably practicable. The Foreign

                                       2

Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Fund and each Portfolio responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.  SCOPE OF DELEGATED RESPONSIBILITIES.
      ------------------------------------

      3.4.1.  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
              -----------------------------------------

Subject to the provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

                                       3



      3.4.2.  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
              -------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

      3.4.3.  MONITORING.
              -----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository).
In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.  GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
      ---------------------------------------------------

For purposes of this Article 3, the Board or its delegate (which shall not include the Foreign Custody Manager) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund, on behalf of the Portfolios, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.  STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF PORTFOLIO.
      ---------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.  REPORTING REQUIREMENTS.
      -----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the

                                       4

calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 after the occurrence of the material change.

The Foreign Custody Manager shall deliver the written reports required by this
Article 3 to the following address, or such other address as the Fund shall from time to time reasonably request:

          Board of Directors
          Artisan Funds, Inc.
          1100 North Water Street, Suite 1770
          Milwaukee, Wisconsin 53202
          Attention:

3.8.  REPRESENTATIONS WITH RESPECT TO RULE 17f-5.
      -------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.9.  EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
      ------------------------------------------------------------------
      MANAGER.
      --------

The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

4.    DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD
      -----------------------------------------------------------------------
      OUTSIDE THE UNITED STATES.
      --------------------------

4.1.  DEFINITIONS.
      ------------

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

                                       5



"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.  HOLDING SECURITIES.
      -------------------

The Custodian shall identify on its books as belonging to each Portfolio the respective foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of each Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  FOREIGN SECURITIES SYSTEMS.
      ---------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
      ----------------------------------------

      4.4.1.  DELIVERY OF FOREIGN ASSETS.
              ---------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

       (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

       (ii) in connection with any repurchase agreement related to foreign securities;

       (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

       (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

                                       6



       (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

       (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

       (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

       (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

       (ix) for delivery as security in connection with any borrowing by a Portfolio requiring a pledge of assets by such Portfolio;

       (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (xi)    in connection with the lending of foreign securities; and

       (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

       4.4.2.  PAYMENT OF PORTFOLIO MONIES.
               ----------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

       (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against

                                       7



               expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

       (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

       (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

       (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

       (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (vi) for payment of part or all of the dividends received in respect of securities sold short;

       (vii) in connection with the borrowing or lending of foreign securities; and

       (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

       4.4.3.  MARKET CONDITIONS; MARKET INFORMATION.
               --------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise

                                       8

Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

In the event the Custodian, in its capacity as Foreign Custody Manager, determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate as provided in Section 3.4.3 hereof, upon receipt of Proper Instructions the Custodian will assist the Portfolios in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

4.5.  REGISTRATION OF FOREIGN SECURITIES.
      -----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except as such liability may arise from such nominee's own negligence, misfeasance, bad faith or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.  BANK ACCOUNTS.
      --------------

The Custodian shall identify on its books as belonging to each Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian for such Portfolio. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.  COLLECTION OF INCOME.
      ---------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.  SHAREHOLDER RIGHTS.
      -------------------

With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights,

                                       9



subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.  COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
      ----------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent the Custodian's failure to observe the standard of care set forth in Section 14, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
      -------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.
      --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law

                                       10




shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN.
      -----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

       III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                                       11



     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                           STATE STREET BANK AND TRUST COMPANY
By: /s/ Nelson H. Graves                By: /s/ Ronald E. Logue
   --------------------------------        --------------------------------
   Nelson H. Graves, Vice President        Ronald E. Logue, Vice Chairman



WITNESSED BY:                           ARTISAN FUNDS, INC.
By:   /s/ Gregory K. Ramirez            By: /s/ Lawrence A. Totsky
      --------------------------------        --------------------------------
Name: Gregory K. Ramirez                Name:  Lawrence A. Totsky
      --------------------------------        --------------------------------
Title: Assistant Treasurer              Title: Chief Financial Officer
      --------------------------------        --------------------------------

                                       12



                                   Schedule I
                                       to
                        Amendment to Custodian Contract
                                 by and between
                              Artisan Funds, Inc.
                                      and
                      State Street Bank and Trust Company

                                 List of Series
                                ---------------



Artisan Small Cap Fund
Artisan Small Cap Value Fund
Artisan Mid Cap Fund
Artisan International Fund

                                       13


                                  STATE STREET                 SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY             SUBCUSTODIAN                            NON-MANDATORY
                                                            DEPOSITORIES

Argentina           Citibank, N.A.                          --

Austrialia          Westpac Banking Corporation             --

Austria             Erste Bank der Oesterreichischen        --
                    Sparkassen AG

Bahrain             HSBC Bank Middle East                   --
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)

Bangladesh          Standard Chartered Bank                 --

Belgium             Fortis Bank NV/as.                      --

Bermuda             The Bank of Bermuda Limited             --

Bolivia             Citibank, N.A.                          --

Botswana            Barclays Bank of Botswana Limited       --

Brazil              Citibank, N.A.                          --

Bulgaria            ING Bank N.V.                           --

Canada              State Street Trust Company Canada       --

Chile               Citibank, N.A.                          --

People's Republic   The Hongkong and Shanghai               --
of China            Banking Corporation Limited,
                    Shanghai and Shenzhen branches

Colombia            Cititrust Colombia S.A.                 --
                    Sociedad Fiduciaria

                                      14




                                  STATE STREET                 SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Costa Rica          Banco BCT S.A.                          --

Croatia             Privredna Banka Zagreb d.d.             --

Cyprus              The Cyprus Popular Bank Ltd.            --
Czech Republic      Ceskoslovenska Obchodni                 --
                    Banka, A.S.

Denmark             Den Danske Bank                         --

Ecuador             Citibank, N.A.                          --

Egypt               Egyptian British Bank                   --
                    (as delegate of The Hongkong
                    and Shanghai Banking Corporation
                    Limited)

Estonia             Hansabank                               --

Finland             Merita Bank Plc.                        --

France              Paribas, S.A.                           --

Germany             Dresdner Bank AG                        --

Ghana               Barclays Bank of Ghana Limited          --

Greece              National Bank of Greece S.A.            Bank of Greece,
                                                            System for
                                                            Monitoring
                                                            Transactions in
                                                            Securities in
                                                            Book-Entry Form

Hong Kong           Standard Chartered Bank                 --

Hungry              Citibank Rt.                            --
                                            15




                                  STATE STREET                 SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Iceland             Icebank Ltd.                            --

India               Deutsche Bank A.G.                      --

                    The Hongkong and Shanghai
                    Banking Corporation Limited

Indonesia           Standard Chartered Bank                 --

Ireland             Bank of Ireland                         --

Israel              Bank Hapoalim B.M.                      --

Italy               Paribas, S.A.                           --

Ivory Coast         Societe Generale de Banques             --
                    en Cote d'Ivoire

Jamaica             Scotiabank Jamaica Trust and Merchant   --
                    Bank Limited

Japan               The Fuji Bank, Limited                  Japan Securities
                                                            Depository
                                                            Center (JASDEC)

                    The Sumitomo Bank, Limited

Jordan              HSBC Bank Middle East                   --
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)

Kenya               Barclays Bank of Kenya Limited          --

Republic of Korea   The Hongkong and Shanghai Banking
                    Corporation Limited

Latvia              A/s Hansabank

                                            16




                                  STATE STREET                 SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Lebanon             HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)

Lithuania           Vilniaus Bankas AB                      --

Malaysia            Standard Chartered Bank                 --
                    Malaysia Berhad

Mauritius           The Hongkong and Shanghai               --
                    Banking Corporation Limited

Mexico              Citibank Mexico, S.A.                   --

Morocco             Banque Commerciale du Maroc             --

Namibia             (via) Standard Bank of South Africa     --

The Netherlands     MeesPierson N.V.                        --

New Zealand         ANZ Banking Group                       --
                    (New Zealand) Limited

Norway              Christiania Bank og                     --
                    Kreditkasse ASA

Oman                HSBC Bank Middle East                   --
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)

Pakistan            Deutsche Bank A.G.                      --

Palestine           HSBC Bank Middle East                   --
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)

Peru                Citibank, N.A.                          --

                                      17



                                  STATE STREET                 SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Philippines         Standard Chartered Bank                 --

Poland              Citibank (Poland) S.A.                  --

Portugal            Banco Comercial Portugues               --

Qatar               HSBC Bank Middle East                   --

Romania             ING Bank N.V.                           --

Russia              Credit Suisse First Boston AO, Moscow   --
                    (as delegate of Credit Suisse
                    First Boston, Zurich)

Singapore           The Development Bank                    --
                    of Singapore Limited

Slovak Republic     Ceskoslovenska Obchodni Banka, A.S.     --

Slovenia            Bank Austria Creditanstalt d.d.         --
                    Ljubljana

South Africa        Standard Bank of South Africa Limited   --

Spain               Banco Santander Central Hispano, S.A.   --

Sri Lanka           The Hongkong and Shanghai               --
                    Banking Corporation Limited

Swaziland           Standard Bank Swaziland Limited         --

Sweden              Skandinaviska Enskilda Banken           --

Switzerland         UBS AG                                  --
                                            18




                                  STATE STREET                 SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Taiwan - R.O.C.     Central Trust of China                  --

Thailand            Standard Chartered Bank

Trinidad & Tobago   Republic Bank Limited                   --

Tunisia             Banque Internationale Arabe de Tunisie  --

Turkey              Citibank, N.A.                         --

Ukraine             ING Bank Ukraine                        --

United Kingdom      State Street Bank and Trust Company,    --
                    London Branch

Uruguay             BankBoston N.A.                         --

Venezuela           Citibank, N.A.                          --

Vietnam             The Hongkong and Shanghai               --
                    Banking Corporation Limited

Zambia              Barclays Bank of Zambia Limited         --

Zimbabwe            Barclays Bank of Zimbabwe Limited       --

Euroclear (The Euroclear System)/State Street London Limited

Cedelbank S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                      19



                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


COUNTRY                  MANDATORY DEPOSITORIES

Argentina                Caja de Valores S.A.

Australia                Austraclear Limited

                         Reserve Bank Information and
                         Transfer System

Austria                  Oesterreichische Kontrollbank AG
                         (Wertpapiersammelbank Division)
Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.

                         Banque Nationale de Belgique

Brazil                   Companhia Brasileira de Liquidacao e
                         Custodia

Bulgaria                 Central Depository AD

                         Bulgarian National Bank

Canada                   Canadian Depository
                         for Securities Limited

Chile                    Deposito Central de Valores S.A.

People's Republic        Shanghai Securities Central Clearing &
of China                 Registration Corporation

                         Shenzhen Securities Clearing
                         Co., Ltd.

Columbia                 Deposito Centralizado de Valores

Costa Rica               Central de Valores S.A.

     *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                      20

                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Croatia                  Ministry of Finance

                         National Bank of Croatia

                         Sredisnja Depozitarna Agencija

Czech Republic           Stredisko cennych papiru

                         Czech National Bank

Denmark                  Vaerdipapircentralen (Danish
                         Securities Center)

Egypt                    Misr Companyu for Clearing, Settlement,
                         and Depository

Estonia                  Eesti Vaartpaberite Keskdepositoorium

Finland                  Finnish Central Securities
                         Depository

France                   Societe Interporfessionnelle
                         pour la Compensation des
                         Valeurs Mobilieres

Germany                  Deutsche Borse Clearing AG

Greece                   Central Securities Depository
                         (Apothetirion Titlon AE)

Hong Kong                Central Clearing and
                         Settlement System

                         Central Moneymarkets Unit

Hungary                  Kozponti Elszamolohaz es Ertektar
                         (Budapest) Rt. (KELER)
                         [Mandatory for Gov't Bonds and dematerialized equities only; SSB does not use for other securities]

    *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                      21



                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

India                    The National Securities Depository Limited

                         Central Depository Services India Limited

                         Reserve Bank of India

Indonesia                Bank Indonesia

                         PT Kustodian Sentral Efek Indonesia
Ireland                  Central Bank of Ireland
                         Securities Settlement Office

Israel                   Tel Aviv Stock Exchange Clearing
                         House Ltd. (TASE Clearinghouse)

                         Bank of Israel
                         (As part of the TASE Clearinghouse system)

Italy                    Monte Titoli S.p.A.

                         Banca d'Italia

Ivory Coast              Depositaire Central - Banque de Reglement

Jamaica                  Jamaica Central Securities Depository

Japan                    Bank of Japan Net System

Kenya                    Central Bank of Kenya

Republic of Korea        Korea Securities Depository Corporation

Latvia                   Latvian Central Depository

     *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                     22



                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Lebanon                  Custodian and Clearing Center of
                         Financial Instruments for Lebanon
                         and the Middle East (MIDCLEAR) S.A.L.

                         The Central Bank of Lebanon

Lithuania                Central Securities Depository of Lithuania

Malaysia                 Malaysian Central Depository Sdn. Bhd.

                         Bank Negara Malaysia,
                         Scripless Securities Trading and Safekeeping
                         System

Mauritius                Central Depository & Settlement
                         Co. Ltd.

Mexico                   S.D. INDEVAL
                         (Instituto para el Deposito de
                         Valores)

Morocco                  Maroclear

The Netherlands          Nederlands Centraal Instituut voor
                         Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand              New Zealand Central Securities
                         Depository Limited

Norway                   Verdipapirsentralen (the Norwegian Central
                         Registry of Securities)

     *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                      23



                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Oman                     Muscat Securities Market Depository & Securities
                         Registration Company

Pakistan                 Central Depository Company of Pakistan Limited

                         State Bank of Pakistan

Palestine                The Palestine Stock Exchange

Peru                     Caja de Valores y Liquidaciones
                         CAVALI ICLV S.A.

Philippines              Philippines Central Depository, Inc.

                         Registry of Scripless Securities
                         (ROSS) of the Bureau of Treasury

Poland                   National Depository of Securities
                         (Krajowy Depozyt Papierow Wartosciowych SA)
                         Central Treasury Bills Registrar

Portugal                 Central de Valores Mobiliarios

Qatar                    Doha Securities Market

Romania                  National Securities Clearing, Settlement and
                         Depository Company

                         Bucharest Stock Exchange Registry Division

                         National Bank of Romania

Singapore                Central Depository (Pte)
                         Limited

                         Monetary Authority of Singapore

     *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                            24



                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Slovak Republic          Stredisko cennych papierov SR
                         Bratislava, a.s.

                         National Bank of Slovakia

Slovenia                 Klirinsko Depotna Druzba d.d.

South Africa             The Central Depository Limited

                         Strate Ltd.

Spain                    Servicio de Compensacion y
                         Liquidacion de Valores, S.A.

                         Banco de Espana,
                         Central de Anotaciones en Cuenta

Sri Lanka                Central Depository System
                         (Pvt) Limited

Sweden                   Vardepapperscentralen VPC AB
                         (the Swedish Central Securities Depository)

Switzerland              SIS - SegaIntersettle

Taiwan - R.O.C.          Taiwan Securities Central
                         Depository Co., Ltd.

Thailand                 Thailand Securities Depository
                         Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots de
                         Valeurs Mobilieres

     *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                            25

                                 STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES



Turkey                   Takas ve Saklama Bankasi A.S.
                         (TAKASBANK)

                         Central Bank of Turkey

Ukraine                  National Bank of Ukraine

United Kingdom           The Bank of England,
                         The Central Gilts Office and
                         The Central Moneymarkets Office

Venezuela                Central Bank of Vanazuela

Zambia                   LuSE Central Shares Depository Limited

                         Bank of Zambia


     *Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter for market practice.

                                            26

                                        SCHEDULE C

                                    MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION          BRIEF DESCRIPTION
-------------------------------          -----------------
(FREQUENCY)

The Guide to Custody in World Markets    An overview of safekeeping and
(annually)                               settlement practices and
                                         procedures in each market in which
                                         State Street Bank and Trust Company
                                         offers custodial services.

Global Custody Network Review            Information relating to the operating
(annually)                               history and structure of depositories
                                         and subcustodians located in the
                                         markets in which State Street Bank and
                                         Trust Company offers custodial
                                         services, including transnational
                                         depositories.

Global Legal Survey                      With respect to each market in which
(annually)                               State Street Bank and
                                         Trust Company offers custodial
                                         services, opinions relating to
                                         whether local law restricts (i) access
                                         of a fund's independent public
                                         accountants to books and records of a
                                         Foreign Sub-Custodian or Foreign
                                         Securities System, (ii) the Fund's
                                         ability to recover in the event of
                                         bankruptcy or insolvency of a
                                         Foreign Sub-Custodian or Foreign
                                         Securities System, (iii) the
                                         Fund's ability to recover in the event
                                         of a loss by a Foreign
                                         Sub-Custodian or Foreign Securities
                                         System, and (iv) the ability of a
                                         foreign investor to convert cash and
                                         cash equivalents to U.S. dollars.

Subcustodian Agreements                  Copies of the subcustodian contracts
(annually)                               State Street Bank and
                                         Trust Company has entered into with
                                         each subcustodian in the
                                         markets in which State Street Bank and
                                         Trust Company offers subcustody
                                         services to its US mutual fund clients.

Network Bulletins (weekly):              Developments of interest to investors
                                         in the markets in which
                                         State Street Bank and Trust Company
                                         offers custodial services.

Foreign Custody Advisories (as           With respect to markets in which State
necessary):                              Street Bank and Trust
                                         Company offers custodial services which
                                         exhibit special custody risks,
                                         developments which may impact State
                                         Street's ability to deliver expected
                                         levels of service.